Exhibit 10.1

FIRST AMENDMENT TO TERM LOAN C AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN C AGREEMENT (the “First Amendment”) is made as of June 1, 2015, by and among BRANDYWINE REALTY TRUST, a Maryland real estate investment trust (“BRT”), BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“BOP”; and together with BRT, collectively, “Borrowers,” and each, individually, “Borrower”), each lender party hereto (collectively, “Lenders,” and each, individually, “Lender”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

BACKGROUND
A.Administrative Agent, Lenders and Borrowers are parties to that certain Term Loan C Agreement dated December 15, 2011 (as amended, modified, or restated from time to time, the “Credit Agreement”).

B.Administrative Agent, Lenders and Borrower desire to amend the Credit Agreement to modify certain provisions hereof, all on the terms and subject to the conditions herein set forth.
NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT
1.Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
a.The definition of “Acquisition Property” in Section 1.1 is hereby amended and restated to read in full as follows:

“Acquisition Property” means, as of any date of determination, a Property owned by a Borrower or a Subsidiary thereof for fewer than 24 month since the date of acquisition (regardless of whether such date of acquisition occurs prior to or after the Closing Date), unless the Borrower have made a one-time election to treat such Property as a Stabilized Property for purposes of calculating Total Asset Value and Unencumbered Value.”
b.Section 1.1 is hereby amended by inserting the following definitions of “Additional Guarantees” and “Additional Guarantors” in appropriate alphabetical order:

““Additional Guarantees” has the meaning set forth in Section 11.23.
“Additional Guarantors” has the meaning set forth in Section 11.23.”
c.The definition of “Base Rate” in Section 1.1 is hereby amended and restated to read in full as follows:

““Base Rate” means, for any day, the fluctuating rate per annum equal to (i) the highest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect on such day or (c) assuming that on such date a Eurodollar Loan was being made, the then applicable Adjusted Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted Eurodollar Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute for such page) at approximately 11:00 a.m. London time on such day (provided that if such highest rate shall be less than zero, such rate shall be deemed zero for purposes hereof) plus (ii) the Applicable Percentage for Base Rate Loans. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted Eurodollar Rate, respectively.”
d.The definition of “Capitalization Rate” in Section 1.1 is hereby amended and restated to read in full as follows:

““Capitalization Rate” means 6.50% for improved Properties located in the City of Philadelphia, Pennsylvania, improved Properties located in the City of Austin, Texas and improved Properties located in Fairfax County, Virginia, and 7.50% for all other Properties.”
e.The definition of “Eligible Land” in Section 1.1 is hereby amended and restated to read in full as follows:

““Eligible Land” means, undeveloped land which is zoned for office, industrial, residential, parking or hotel use and which is not subject to a building moratorium or other restriction on construction.”
f.The definition of “NOI” in Section 1.1 is hereby amended and restated to read in full as follows:

““NOI” means, for any period, an amount equal to (a) Net Income for such period (excluding the effect of gains and losses from the sale of real property, debt restructurings, extinguishment or forgiveness of debt, write-ups and write-downs, acquisition costs for consummated acquisitions, and any other extraordinary or other non-recurring gains or losses or other non-cash gains or losses outside the ordinary course of business) plus (b) an amount which in the determination of Net Income for such period has been deducted for (i) proceeds to minority interests, (ii) income taxes, (iii) depreciation and amortization, (iv) Interest Expense and (v) actual property management expense, less (c) 3% of the total real estate revenue of the Committed Parties as an assumed property management expense.”
g.The definition of “Revolving Credit Agreement” in Section 1.1 is hereby amended and restated to read in full as follows:

““Revolving Credit Agreement” means the Revolving Credit Agreement dated as of May 15, 2015 among the Borrowers, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, as the same may be amended, modified or restated from time to time.”
h.The definition of “Total Asset Value” in Section 1.1 is hereby amended and restated to read in full as follows:

““Total Asset Value” means the sum, without duplication, of (i) Property Value, plus (ii) Acquisition Properties valued, with respect to each such Acquisition Property, at the higher of its acquisition cost (after taking into account any impairments) or its Property Value (assuming for purposes of such valuation that such Acquisition Property is a Stabilized Property), provided that once an Acquisition Property is valued at its Property Value, such Acquisition Property can no longer be valued by using its acquisition cost, plus (iii) all unrestricted cash of the Combined Parties, plus (iv) all Cash Equivalents of the Combined Parties, plus (v) all unrestricted tenant security deposits held by the Combined Parties, plus (vi) the aggregate of all amounts of the Combined Parties incurred and paid with respect to Construction-in-Process and Eligible Land (after taking into account any impairments), which credit will be limited to 25% of Total Asset Value in the aggregate, plus (vii) all notes receivable of the Combined Parties valued at the lower of cost or market in accordance with GAAP and which are not more than 30 days past due or otherwise in default, which credit will be limited to 5% of Total Asset Value, plus (viii) all investments in (based on the actual cash investment in), directly or indirectly, unconsolidated entities holding real estate assets, which credit will be limited to 15% of Total Asset Value, plus (ix) Eligible Cash 1031 Proceeds, plus (x) the product of 5 multiplied by Net Income attributable to third-party property management agreements, for the most recent period of four (4) consecutive fiscal quarters, to the extent that payments thereunder are not more than 30 days past due or otherwise in default, which credit will be limited to 5% of Total Asset Value; provided that the aggregate credit to Total Asset Value from the investments described in clauses (vi) through (viii) and clause (x) above will be limited to 40% of Total Asset Value.”

i.The definition of “Unencumbered Properties” in Section 1.1 is hereby amended and restated to read in full as follows:

““Unencumbered Properties” means all Properties that are (i) wholly-owned or leased under an Eligible Ground Lease by a Credit Party or an Eligible Subsidiary that is a Wholly-Owned Subsidiary of the Borrowers, (ii) not subject to a Lien or negative pledge (and, if such Property is owned or leased by an Eligible Subsidiary, the Borrowers’ direct or indirect ownership interests in such Eligible Subsidiary are not subject to a Lien or negative pledge) other than (a) nonconsensual Permitted Liens and (b) Liens in favor of the Lenders to secure the Obligations, (iii) improved with a building that has received a certificate of occupancy, and (iv) not subject to a significant environmental release, Environmental Claim or other violation of Environmental Laws.”
j.The definition of “Unencumbered Value” in Section 1.1 is hereby amended and restated to read in full as follows:

““Unencumbered Value” means the sum, without duplication, of (i) Unencumbered Property Value, plus (ii) Acquisition Properties that are Unencumbered Properties valued, with respect to each such Acquisition Property, at the higher of its acquisition cost (after taking into account any impairments) or its Property Value (assuming for purposes of such valuation that such Acquisition Property is a Stabilized Property), provided that once an Acquisition Property is valued at its Property Value, such Acquisition Property can no longer be valued by using its acquisition cost, plus (iii) Unencumbered Construction-in-Process and Eligible Land Value, plus (iv) the aggregate amount of unrestricted cash or Cash Equivalents of the Combined Parties, plus (v) Eligible Cash 1031 Proceeds, to the extent not subject to a Lien, plus (vi) all notes receivable of the Combined Parties valued at the lower of cost or market in accordance with GAAP and which are not more than 30 days past due or otherwise in default, to the extent not subject to a Lien, which credit will be limited to 5% of Unencumbered Value; provided that Unencumbered Construction-in-Process and Eligible Land Value shall not account for more than 20% of Unencumbered Value.”
k.Section 1.4 is hereby amended and restated to read in full as follows:

“1.4    Joint Venture Investments.
    For purposes of calculating the financial covenants in Section 7.2 (including the definitions used therein), (a) NOI, Adjusted NOI, Annualized Modified Adjusted NOI, Property Value and Interest Expense shall be calculated, to the extent applicable, to include the pro-rata share (as determined by their respective percentage interests in the profits and losses of such joint venture) of results attributable to the Borrowers and their Subsidiaries from joint ventures and (b) Indebtedness and Funded Debt shall be calculated as follows: (i) if the Indebtedness of a joint venture is recourse to such Borrower (or Subsidiary), then the greater of (A) the amount of such Indebtedness or Funded Debt that is recourse to such Borrower (or Subsidiary), without duplication, or (B) the Borrower’s pro-rata share of such Indebtedness or Funded Debt as determined by its percentage interest in the profits and losses of such joint venture and (ii) if the Indebtedness of such joint venture is not recourse to such Borrower (or Subsidiary), then such Borrower’s (or Subsidiary’s) pro-rata share of such Indebtedness or Funded Debt as determined by its percentage interest in the profits and losses of such joint venture. For purposes of this Section 1.4, Indebtedness of a joint venture that is recourse to a Borrower or one of its Subsidiaries solely as a result of such Borrower (or Subsidiary) being a partner or member in such joint venture shall be treated as not recourse to such Borrower (or Subsidiary) as long as the only assets owned by such Borrower (or Subsidiary) are its equity interest in such joint venture and any contributed capital held to fund such equity interest.”
l.Section 7.2(c) is hereby amended and restated to read in full as follows:

“(c)    Net Worth. At the end of each fiscal quarter of the Combined Parties, Net Worth shall be greater than or equal to the sum of (i) $1,497,003,200 plus (ii) 75% of the Net Cash Proceeds from all Equity Issuances after March 31, 2015 plus (iii) 75% of the actual increase in Net Worth resulting from Equity Issuances after March 31, 2015 made in connection with an Employee Stock Purchase Plan or Long-Term Incentive Plan approved by BRT’s shareholders.”
m.Section 7.2(d) is hereby amended to delete the last sentence thereof.
n.Section 7.2(e) is hereby amended to delete the last sentence thereof.
o.Section 7.2(g) is hereby amended to replace “1.90” with “1.75”.
p.A new Section 11.23 is hereby added as follows:

“11.23    Additional Guaranties.
BOP may designate as guarantors of the Obligations one or more limited partners of BOP (“Additional Guarantors”); provided that the Administrative Agent and each Lender shall have reasonably satisfied itself with respect to “know your customer” and applicable Anti-Corruption Laws and Sanctions in respect of any such proposed Guarantor. The guarantees executed by the Guarantors pursuant to this

Section 11.23 (“Additional Guarantees”) shall not exceed $75,000,000 in the aggregate. The Additional Guarantees shall be guarantees of collection and not guarantees of payment, shall otherwise be reasonably acceptable to the Administrative Agent, and shall be acknowledged by the Administrative Agent, effective upon their execution by the Additional Guarantors. To evidence the Lenders’ acceptance thereof, the Lenders hereby authorize the Administrative Agent to accept such Additional Guarantees on their behalf in accordance with this Section 11.23. The Administrative Agent acknowledges that TRC Associates Limited Partnership (“TRC”) has guaranteed up to $50,000,000 of the Borrower’s obligations under this Credit Agreement on and subject to the terms, conditions and limitations set forth in the Amended and Restated Guarantee executed as of December 28, 2012 by TRC in favor of the Administrative Agent for the benefit of the Lenders, which shall be deemed an Additional Guarantee hereunder.”
3.Loan Documents. Except where the context clearly requires otherwise, all references to the Credit Agreement in any Credit Document shall be to the Credit Agreement as amended by this First Amendment.

4.Borrower’s Ratification. Each Borrower agrees that it has no defenses or set‑offs against Lenders or their respective officers, directors, employees, agents or attorneys, with respect to the Credit Documents, all of which are in full force and effect, and that all of the terms and conditions of the Credit Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Each Borrower hereby ratifies and confirms its obligations under the Credit Documents and agrees that the execution and delivery of this First Amendment does not in any way diminish or invalidate any of its obligations thereunder.

5.Representations and Warranties. Each Borrower hereby represents and warrants to Lenders that:
a.Borrowers have the right and power, and have taken all necessary action to authorize the execution and delivery of this First Amendment and to perform its obligations thereunder and under the Credit Agreement, as amended by this First Amendment, in accordance with their respective terms. This First Amendment has been duly executed and delivered by a duly authorized officer of Borrower or a general partner of Borrower, as applicable, and both this First Amendment and the Credit Agreement, as amended by this First Amendment, are legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and the availability of equitable remedies for the enforcement of certain obligations (other than payment of principal) contained herein or therein and as may be limited by equitable principles generally;

b. The execution, delivery and performance of this First Amendment do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Requirement of Law relating to any Credit Party or any of its Material Subsidiaries; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Credit Party or any of its Material Subsidiaries, or any indenture, agreement or other instrument to which any Credit Party or any of their Material Subsidiaries is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Credit Party or any of their Material Subsidiaries;

c.The representations and warranties made in the Credit Agreement, as amended by this First Amendment, are true and correct in all material respects as of the date hereof;

d.After giving effect to this First Amendment, no Default or Event of Default under the Credit Agreement exists on the date hereof; and

e.This First Amendment has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms.
All of the above representations and warranties shall survive the making of this First Amendment.
6.Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Administrative Agent and its counsel, of the following conditions precedent:
a.Borrowers shall have delivered to Administrative Agent the following, all of which shall be in form and substance satisfactory to Administrative Agent and shall be duly completed and executed:
i.Counterparts of this First Amendment executed by Borrowers, Guarantors and the Required Lenders; and

ii.Such additional documents, certificates and information as Administrative Agent may require pursuant to the terms hereof or otherwise reasonably request.

b.The representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof.

c.After giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof.

d.Borrowers shall have paid to the Administrative Agent all costs and expenses of the Administrative Agent in connection with preparing and negotiating this First Amendment, including, but not limited to, reasonable attorneys’ fees and costs.

e.That certain Revolving Credit Agreement dated as of May 15, 2015 among Borrowers, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, has been executed and delivered by all parties thereto and is effective.

7.Miscellaneous.

a.All terms, conditions, provisions and covenants in the Credit Documents and all other documents delivered to Administrative Agent in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this First Amendment is or may be deemed expressly inconsistent with any term or provision in any Credit Document or any other document executed in connection therewith, the terms and provisions hereof shall control.
b.Except as expressly provided herein, the execution, delivery and effectiveness of this First Amendment shall neither operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under any of the Credit Documents nor constitute a waiver of any Event of Default thereunder.
c.This First Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.
d.In the event any provisions of this First Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

e.This First Amendment shall be governed by and construed according to the laws of the State of New York, without giving effect to any of its choice of law rules.

f.This First Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
g.The headings used in this First Amendment are for convenience of reference only, do not form a part of this First Amendment and shall not affect in any way the meaning or interpretation of this First Amendment.
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IN WITNESS WHEREOF, Borrowers, Administrative Agent and the Required Lenders have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.
BORROWERS:

BRANDYWINE REALTY TRUST, a Maryland real estate investment trust

By:
Name: Thomas E. Wirth
Title: Executive Vice President and Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:    Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

By:
Name: Thomas E. Wirth
Title: Executive Vice President and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:
Name:    Shari L. Reams-Henofer
Title:    Senior Vice President

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CAPITAL ONE, N.A., as a Lender

By:
Name: William G. Booth
Title: Senior Vice President

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REGIONS BANK, as a Lender

By:
Name: Ghi S. Gavin
Title: Senior Vice President

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FIRST NIAGARA BANK, N.A., as a Lender

By:
Name: Steven J. Weeks
Title: First Vice President

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THE HUNTINGTON NATIONAL BANK, as a Lender

By:
Name: Florentina Djulvezan
Title: Assistant Vice President

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BANK OF MONTREAL, as a Lender

By:
Name: Aaron Lanski
Title: Managing Director

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CONSENT OF GUARANTOR
The undersigned Guarantor (“Guarantor”) consents to the provisions of the foregoing First Amendment to Term Loan C Agreement (the “Amendment”) and confirms and agrees that: (a) Guarantor’s obligations under the Amended and Restated Guarantee dated as of December 28, 2012 (as heretofore amended, the “Guaranty”), shall be unimpaired solely as a result of the Amendment.
WITNESS the due execution of this Consent as of the date of the Amendment, intending to be legally bound hereby.

TRC ASSOCIATES LIMITED PARTNERSHIP

By:    TRCALP GP, LLC

By:
Name: Jeffrey T. Kusumi
Title: Principal